Exhibit 23.0


                    CONSENT OF INDEPENDENT ACCOUNTANTS
                    ----------------------------------

We hereby consent to the incorporation by reference in each of the nine Registration Statements on Form S-8 (No. 33-54391, No. 33-52723, No. 33-14717, No. 33-51454, No. 33-34920, No. 33-57082, No. 33-62185, No. 333-
01061 and No. 333-03385) and in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 333-01307) of Mattel, Inc. and its subsidiaries of our report dated February 5, 1997 (July 18, 1997 with respect to the merger with Tyco Toys, Inc. and other subsequent events described in Note 11) which appears in this Current Report on Form 8-K.


/s/ PRICE WATERHOUSE LLP
------------------------

Los Angeles, California
July 28, 1997

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